UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2017

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13752 (Commission File Number)	54-1727060 (I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road
Midland, Virginia 22728
(Address of principal executive offices)

 (504) 439-3266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events:

Effective June 12, 2017, Rodney I. Smith, CEO and Chairman of the Board of Smith-Midland Corporation (the "Company"), adopted a stock trading plan (the "10b5-1 Plan"). The 10b5-1 Plan was adopted pursuant to the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company's insider trading policies.

Rule 10b5-1 allows corporate officers and other Company employees to adopt written trading plans when they are not in possession of material, non-public information. Mr. Smith is establishing this Rule 10b5-1 Plan to dispose of a portion of his holdings of the common stock of Smith-Midland Corporation in connection with Mr. Smiths’ overall estate planning process. Mr. Smith will begin selling his stock pursuant to this sales plan as soon as is practical

At the same time, Mr. Smith will also be contributing a significant portion of his Smith-Midland Corporation common stock to a private foundation which will in turn donate the stock, or its liquidated value, to various charities. Mr. Smith currently owns 775,398 shares of Smith-Midland common stock, of which, 42,000 shares are restricted stock which are non-vested.

Transactions completed under Mr. Smith's 10b5-1 Plan or by transfers to the foundation, will be reported as shares are either sold or transferred to the foundation on Form 4's which will be filed with the Securities and Exchange Commissions, as required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2017
SMITH-MIDLAND CORPORATION

By: /s/ William A. Kenter
William A. Kenter Chief Financial Officer